Wheels Up Announces Record Third Quarter Revenue Up 39% Year-over-Year
Continued focus on delivering Adjusted EBITDA profitability in 2024 through cost reductions, streamlined organizational structure, and accelerated digital transformation

NEW YORK – November 9, 2022 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the third quarter, which ended September 30, 2022.
Third Quarter 2022 Highlights
•Revenue increased 39% year-over-year to $420.4 million
•Active Members grew 12% year-over-year to 12,688 in total
•Live Flight Legs increased 7% year-over-year to 21,025 in total
•Net loss increased by $27.4 million year-over-year to a net loss of $86.8 million
•Adjusted EBITDA decreased by $21.3 million year-over-year to a loss of $45.2 million

“Our strong foundation, with an iconic brand and large base of loyal customers, helped drive another record revenue performance in the third quarter, further reinforcing the strength of our demand, even in this uncertain macroeconomic environment,” said Chairman and CEO Kenny Dichter. “We are implementing a streamlined organizational structure, with senior leadership focused on driving key initiatives at an accelerated pace, which is a significant step in delivering profitable growth and an enhanced experience for our members and customers.”

“With our strong revenue performance, and the cash proceeds from our recent debt financing, we are in a strong position to continue our efforts to drive pricing, cost reductions and improved operational performance in support of our commitment to Adjusted EBITDA profitability in 2024,” said Todd Smith, CFO. “We expect increased focus and improved accountability to accelerate our execution and position us to achieve our goals.”

Recent Initiatives
•Strengthened cash position through the issuance of $270 million of equipment notes through a EETC loan structure, giving the company greater flexibility to invest in its customers, improve operations and further develop its technology infrastructure as the management team executes on the path to positive Adjusted EBITDA in 2024.

•Announced program changes, set to take effect on December 1st, that make important adjustments to capped rates and other program rulesets that are expected to contribute to stronger Adjusted Contribution Margins in 2023.

•Announced plans to consolidate its Member Operations Center (MOC), which houses day-to-day operations, including flight, member, and maintenance functions, into a new state-of-the-art facility in Atlanta, one of the world’s largest aviation hubs.

Financial and Operating Highlights

	As of September 30,
	2022	2021	% Change
Active Members	12,688	11,375	12%

	Three Months Ended September 30,
(In thousands, except percentages, Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2022	2021	% Change
Active Users(1)	13,339	12,011	11%
Live Flight Legs(1)	21,025	19,714	7%
Flight revenue per Live Flight Leg	$13,266	$11,076	20%
Revenue	$420,356	$301,978	39%
Net loss	$(86,838)	$(59,455)	(46)%
Adjusted EBITDA(1)	$(45,229)	$(23,928)	(89)%

	Nine Months Ended September 30,
(In thousands, except percentages)	2022	2021	% Change
Revenue	$1,171,503	$849,215	38%
Net loss	$(268,637)	$(120,622)	(123)%
Adjusted EBITDA(1)	$(141,546)	$(41,070)	(245)%
(1) For information regarding Wheels Up's use and definition of this measure, see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the third quarter:
•Active Members grew 12% year-over-year to 12,688 driven by healthy new member sales and strong membership retention.
•Active Users grew 11% to 13,339 year-over-year primarily driven by the growth in Active Members and the acquisition of Air Partner.
•Live Flight Legs increased by 7% year-over-year to 21,025 with continued flight demand driven by the growth in Active Members and the acquisition of Air Partner.
•Flight revenue per Live Flight Leg was $13,266, up 20% year-over-year, and up 25% year-over-year excluding Air Partner. The increase was due primarily to program changes, which included higher pricing and the introduction of a fuel surcharge, and a shift in the mix of cabin flying.
•Revenue increased 39% year-over-year driven by continued flight demand and higher revenue per Live Flight Leg as well as the acquisition of Air Partner.
•Net loss increased by $27.4 million year-over-year due to higher operating expenses, including higher technology spend and a broad-based equity grant to the Wheels Up employee pilots.
•Adjusted EBITDA loss of $45.2 million increased $21.3 million year-over-year, due primarily to a decline in flight margins caused by supply constraints and inflationary pressures as well as investments in technology while partially offset by the acquisition of Air Partner and an increase in aircraft sales.

Webcast and Conference Call Information
A conference call with management will be held today at 4:30 pm ET. To access a live webcast of the conference call and any supporting materials please visit the Wheels Up investor site (www.wheelsup.com/investors). The site will include an archive of this webcast and supporting materials as well as any announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases.
About Wheels Up
Wheels Up is the leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter and aircraft management services—as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines Inc. The Wheels Up Services brands also offer freight, safety & security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its growing base of 12,000+ members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly. Wheels Up is committed to aligning with philanthropic organizations that matter most to our company, members, customers, families and friends.

Through the Wheels Up Cares program, a Wheels Up Beechcraft King Air 350i aircraft is custom-designed to represent the established cause and is a flying symbol of each charity’s mission. Headquartered in New York City, Wheels Up has office locations in 25 cities and towns across three continents and a workforce of nearly 2,700 employees.

To learn more about Wheels Up, go to wheelsup.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets; (ii) the degree of market acceptance and adoption of Wheels Up’s products and services; (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry; (iv) Wheels Up’s ability to attract and retain customers; (v) Wheels Up’s liquidity, future cash flows, acquisition activities, measures intended to increase Wheels Up’s operational efficiency and certain restrictions related to our debt obligations; and (vi) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC by Wheels Up on March 10, 2022, and other documents filed by Wheels Up from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-

looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution, and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest U.S. GAAP equivalents, including that they exclude significant expenses that are required by U.S. GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$285,498	$784,574
Accounts receivable, net	127,354	79,403
Other receivables	8,920	8,061
Parts and supplies inventories, net	18,127	9,410
Aircraft inventory	33,231	—
Aircraft held for sale	20,113	18,101
Prepaid expenses	38,561	21,789
Other current assets	19,790	11,736
Total current assets	551,594	933,074
Property and equipment, net	387,802	317,836
Operating lease right-of-use assets	111,250	108,582
Goodwill	521,847	437,398
Intangible assets, net	146,881	146,959
Restricted cash	26,416	2,148
Other non-current assets	63,948	35,067
Total assets	$1,809,738	$1,981,064
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48,962	$43,672
Accrued expenses	128,557	107,153
Deferred revenue, current	966,367	933,527
Operating lease liabilities, current	30,051	31,617
Intangible liabilities, current	2,000	2,000
Other current liabilities	18,126	17,068
Total current liabilities	1,194,063	1,135,037
Deferred revenue, non-current	1,885	1,957
Operating lease liabilities, non-current	87,027	83,461
Warrant liability	2,003	10,268
Intangible liabilities, non-current	12,583	14,083
Other non-current liabilities	2,742	30
Total liabilities	1,300,303	1,244,836
Commitments and contingencies (Note 11)
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 248,131,546 shares issued and 245,744,961 shares outstanding as of September 30, 2022; and 245,834,569 shares issued and outstanding as of December 31, 2021	25	25
Additional paid-in capital	1,522,368	1,450,839
Accumulated deficit	(988,964)	(720,713)
Accumulated other comprehensive loss	(16,647)	—
Treasury stock, at cost, 2,386,585 and 0 shares, respectively	(7,347)	—
Total Wheels Up Experience Inc. stockholders’ equity	509,435	730,151
Non-controlling interests	—	6,077
Total equity	509,435	736,228
Total liabilities and equity	$1,809,738	$1,981,064

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$420,356	$301,978	$1,171,503	$849,215

Costs and expenses:
Cost of revenue	403,042	283,495	1,144,698	773,191
Technology and development	16,639	8,769	42,436	23,818
Sales and marketing	30,830	22,157	87,761	55,846
General and administrative	44,323	42,490	130,200	76,444
Depreciation and amortization	16,500	13,639	46,862	40,952
Gain on sale of aircraft held for sale	(1,316)	—	(3,950)	—
Total costs and expenses	510,018	370,550	1,448,007	970,251

Loss from operations	(89,662)	(68,572)	(276,504)	(121,036)

Other income (expense):
Change in fair value of warrant liability	2,504	12,271	8,265	12,271
Loss on extinguishment of debt	—	(2,379)	—	(2,379)
Interest income	1,130	7	1,612	25
Interest expense	—	(782)	—	(9,503)
Other expense, net	(625)	—	(1,505)	—
Total other income (expense)	3,009	9,117	8,372	414

Loss before income taxes	(86,653)	(59,455)	(268,132)	(120,622)

Income tax expense	(185)	—	(505)	—

Net loss	(86,838)	(59,455)	(268,637)	(120,622)
Less: Net loss attributable to non-controlling interests	—	(970)	(387)	(6,572)
Net loss attributable to Wheels Up Experience Inc.	$(86,838)	$(58,485)	$(268,250)	$(114,050)

Net loss per share of Class A common stock:
Basic	$(0.36)	$(0.25)	$(1.10)	$(0.60)
Diluted	$(0.36)	$(0.25)	$(1.10)	$(0.60)

Weighted-average shares of Class A common stock outstanding:
Basic	244,350,959	235,341,054	244,347,871	191,057,091
Diluted	244,350,959	235,341,054	244,347,871	191,057,091

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(268,637)	$(120,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,862	40,952
Amortization of deferred financing costs and debt discount	—	618
Equity-based compensation	65,839	30,668
Change in fair value of warrant liability	(8,265)	(12,271)
Provision for (recovery of) expected credit losses	(489)	1,163
Gain on sale of aircraft held for sale	(3,950)	—
Loss on extinguishment of debt	—	2,379
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(31,474)	(9,074)
Other receivables	(859)	(1,906)
Parts and supplies inventories	(8,544)	(2,749)
Aircraft inventory	(33,231)	—
Prepaid expenses	(8,065)	(11,673)
Other current assets	(2,477)
Other non-current assets	(27,534)	(256)
Operating lease liabilities, net	(624)	(1,414)
Accounts payable	(2,885)	11,807
Accrued expenses	(1,131)	(9,742)
Other current liabilities	812	(1,037)
Other non-current liabilities	(1,036)	131
Deferred revenue	(2,653)	(69,390)
Net cash used in operating activities	(288,341)	(152,416)
INVESTING ACTIVITIES:
Purchases of property and equipment	(80,039)	(6,683)
Purchase of aircraft held for sale	(39,894)	—
Proceeds from sale of aircraft held for sale, net	41,833	—
Acquisition of businesses, net of cash acquired	(75,093)	7,844
Capitalized software development costs	(18,532)	(9,589)
Net cash used in investing activities	(171,725)	(8,428)
FINANCING ACTIVITIES:
Proceeds from stock option exercises	—	1,332
Proceeds from Business Combination and PIPE Investment	—	656,304
Purchase of Shares for Treasury	(7,347)	—
Transaction costs in connection with the Business Combination and PIPE Investment	—	(70,406)
Repayments of long-term debt	—	(213,934)
Repayment of loans to employees	—	102
Net cash provided by (used in) financing activities	$(7,347)	$373,398
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,395)	—
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(474,808)	212,554
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	786,722	324,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$311,914	$537,430
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	—	30,172
Assumption of warrant liability in Business Combination	—	28,219

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, U.S. GAAP. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP and should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest U.S. GAAP equivalents, including that they exclude significant expenses that are required by U.S. GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue and (iii) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends. Prior to issuing a broad-based equity grant for our pilots during the third quarter of 2021, equity-based compensation expense included in cost of revenue for prior periods was not significant.
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) change in fair value of warrant liability and (viii) other items not indicative of our ongoing operating performance, including restructuring charges.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

Reconciliations of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable U.S. GAAP measure (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$420,356	$301,978	$1,171,503	$849,215
Less: Cost of revenue	(403,042)	(283,495)	(1,144,698)	(773,191)
Less: Depreciation and amortization	(16,500)	(13,639)	(46,862)	(40,952)
Gross profit (loss)	$814	$4,844	$(20,057)	$35,072
Gross margin	0.2%	1.6%	(1.7)%	4.1%
Add back:
Depreciation and amortization	$16,500	$13,639	$46,862	$40,952
Equity-based compensation expense in cost of revenue	3,581	679	11,320	779
Acquisition and integration expense in cost of revenue	650	—	650	1,011
Adjusted Contribution	$21,545	$19,162	$38,775	$77,814
Adjusted Contribution Margin	5.1%	6.3%	3.3%	9.2%
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable U.S. GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(86,838)	$(59,455)	$(268,637)	$(120,622)
Add back (deduct)
Interest expense	—	782	—	9,503
Interest income	(1,130)	(7)	(1,612)	(25)
Income tax expense	185	—	505	—
Other expense, net	625	—	1,505	—
Depreciation and amortization	16,500	13,639	46,862	40,952
Equity-based compensation expense	22,504	27,906	65,839	30,668
Public company readiness expense(1)	—	2,455	—	3,298
Acquisition and integration expenses(2)	4,747	644	16,092	5,017
Restructuring charges(3)	682	—	6,165	—
Change in fair value of warrant liability	(2,504)	(12,271)	(8,265)	(12,271)
Loss on extinguishment of debt	—	2,379	—	2,379
Corporate headquarters relocation expense	—	—	—	31
Adjusted EBITDA	$(45,229)	$(23,928)	$(141,546)	$(41,070)
(1) Includes costs primarily associated with compliance, updated systems and consulting in advance of transitioning to a public company.
(2) Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.
(3) During 2022, we recorded restructuring charges for employee separation programs following strategic business decisions.

The following tables reconcile Adjusted EBITDA to net loss, including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended September 30, 2022
	GAAP as reported	Equity-based compensation expense	Acquisition and integration expense	Restructuring	Non-GAAP
Revenue	$420,356	$—	$—	$—	$420,356

Costs and expenses:
Cost of revenue	403,042	(3,581)	(650)	—	398,811
Technology and development	16,639	(751)	—	—	15,888
Sales and marketing	30,830	(2,756)	—	—	28,074
General and administrative	44,323	(15,416)	(4,097)	(682)	24,128
Depreciation and amortization	16,500	—	—	—	16,500
Gain on sale of aircraft held for sale	(1,316)	—	—	—	(1,316)
Total costs and expenses:	510,018	(22,504)	(4,747)	(682)	482,085

Loss from operations	(89,662)	22,504	4,747	682	(61,729)

Other income (expense)
Change in fair value of warrant liability	2,504				2,504
Interest income	1,130				1,130
Other expense, net	(625)				(625)
Total other income	3,009				3,009

Income tax expense	(185)				(185)

Net loss	$(86,838)				(58,905)

Add back (deduct)
Depreciation and amortization					16,500
Change in fair value of warrant liability					(2,504)
Interest income					(1,130)
Income tax expense					185
Other expense, net					625
Adjusted EBITDA					$(45,229)

	Three Months Ended September 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Non-GAAP
Revenue	$301,978	$—	$—	$—	$301,978

Costs and expenses:
Cost of revenue	283,495	(679)	—	—	282,816
Technology and development	8,769	(619)	—	—	8,150
Sales and marketing	22,157	(2,449)	(780)	—	18,928
General and administrative	42,490	(24,159)	(1,675)	(644)	16,012
Depreciation and amortization	13,639	—	—	—	13,639
Total costs and expenses:	370,550	(27,906)	(2,455)	(644)	339,545

Loss from operations	(68,572)	27,906	2,455	644	(37,567)

Other income (expense)
Change in fair value of warrant liability	12,271				12,271
Loss on early extinguishment of debt	(2,379)				(2,379)
Interest income	7				7
Interest expense	(782)				(782)
Total other income	9,117				9,117

Income tax expense	—				—

Net loss	$(59,455)				(28,450)

Add back (deduct)
Depreciation and amortization					13,639
Change in fair value of warrant liability					(12,271)
Loss on early extinguishment of debt					2,379
Interest income					(7)
Interest expense					782
Adjusted EBITDA					$(23,928)

	Nine Months Ended September 30, 2022
	GAAP as reported		Equity-based compensation expense	Acquisition and integration expense	Restructuring	Non-GAAP
Revenue	$1,171,503		$—	$—	$—	$1,171,503

Costs and expenses:
Cost of revenue	1,144,698		(11,320)	(650)	—	1,132,728
Technology and development	42,436		(2,047)	—	—	40,389
Sales and marketing	87,761		(8,314)	—	—	79,447
General and administrative	130,200		(44,158)	(15,442)	(6,165)	64,435
Depreciation and amortization	46,862		—	—	—	46,862
Gain on sale of aircraft held for sale	(3,950)		—	—	—	(3,950)
Total costs and expenses:	1,448,007		(65,839)	(16,092)	(6,165)	1,359,911

Loss from operations	(276,504)		65,839	16,092	6,165	(188,408)

Other income (expense)
Change in fair value of warrant liability	8,265					8,265
Interest income	1,612					1,612
Other expense, net	(1,505)					(1,505)
Total other income	8,372	$8,372				8,372

Income tax expense	(505)					(505)

Net loss	$(268,637)					(180,541)

Add back (deduct)
Depreciation and amortization						46,862
Change in fair value of warrant liability						(8,265)
Interest income						(1,612)
Income tax expense						505
Other expense, net						1,505
Adjusted EBITDA						$(141,546)

	Nine Months Ended September 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$849,215	$—	$—	$—	$—	$849,215

Costs and expenses:
Cost of revenue	773,191	(779)	—	(1,011)	—	771,401
Technology and development	23,818	(806)	—	—	—	23,012
Sales and marketing	55,846	(2,901)	(780)	—	—	52,165
General and administrative	76,444	(26,182)	(2,518)	(4,006)	(31)	43,707
Depreciation and amortization	40,952	—	—	—	—	40,952
Total costs and expenses:	970,251	(30,668)	(3,298)	(5,017)	(31)	931,237

Loss from operations	(121,036)	30,668	3,298	5,017	31	(82,022)

Other income (expense)
Change in fair value of warrant liability	12,271					12,271
Loss on early extinguishment of debt	(2,379)					(2,379)
Interest income	25	—	—	—	—	25
Interest expense	(9,503)	—	—	—	—	(9,503)
Total other income	414	—	—	—	—	414

Income tax expense	—					—

Net loss	$(120,622)					(81,608)

Add back (deduct)
Depreciation and amortization						40,952
Change in fair value of warrant liability						(12,271)
Loss on early extinguishment of debt						2,379
Interest income						(25)
Interest expense						9,503
Income tax expense						—
Adjusted EBITDA						$(41,070)

Supplemental Revenue Information

(In thousands, except percentages)	Three Months Ended September 30,		Change in
	2022	2021	$	%
Membership	$22,409	$17,982	$4,427	25%
Flight	278,917	218,360	60,557	28%
Aircraft management	58,962	58,005	957	2%
Other	60,068	7,631	52,437	687%
Total	$420,356	$301,978	$118,378	39%

(In thousands, except percentages)	Nine Months Ended September 30,		Change in
	2022	2021	$	%
Membership	$67,076	$49,144	$17,932	36%
Flight	799,351	621,494	177,857	29%
Aircraft management	180,186	158,840	21,346	13%
Other	124,890	19,737	105,153	533%
Total	$1,171,503	$849,215	$322,288	38%